Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1997
Distribution Date of April 15, 1997

Original Pool Amount                      $215,029,773.64

Beginning Pool Balance                     $53,383,390.98
Beginning Pool Factor                           0.2482605

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $4,668,679.18
  Interest Collected                          $427,070.61

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $123,879.53
Total Additional Deposits                     $123,879.53

Repos/Chargeoffs                               $78,951.97
Aggregate Number of Notes Charged Off                  21

Total Available Funds                       $4,794,151.63

Ending Pool Balance                        $49,061,237.52
Ending Pool Factor                              0.2281602

Servicing Fee                                  $44,486.16

Repayment of Servicer Advances                $425,477.69

Reserve Account:
  Beginning Balance (see Memo Item)         $4,318,461.84
  Target Percentage                                  6.50%
  Target Balance                                      N/A
  Minimum Balance                           $4,300,595.47
  (Release)/Deposit                           ($17,866.37)
  Ending Balance                            $4,300,595.47

Current Weighted Average APR:                       8.789%
Current Weighted Average Remaining Term (months):   20.69

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                             498,245.68      394
    31-60 days                             131,941.30      101
    60+ days                                54,683.96       28

    Total                                  684,870.94      408

  Balances:  60+ days                      469,964.64       28

Memo Item - Reserve Account
  Prior Month                           $4,300,595.47
  + Invest. Income                          17,866.37
  + Transfer from Collection Account             0.00
    Beginning Balance                   $4,318,461.84

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1997


                                      TOTAL          NOTES           CERTIFICATES
Original Pool Amount
 Distributions:                 $215,029,773.64  $207,503,000.00    $7,526,773.64
 Distribution Percentages                                 96.50%            3.50%
 Coupon                                                   6.400%           6.625%

Beginning Pool Balance           $53,383,390.98
Ending Pool Balance              $49,061,237.52

Collected Principal               $4,243,201.49
Collected Interest                  $427,070.61
Charge-Offs                          $78,951.97
Liquidation Proceeds/Recoveries     $123,879.53
Servicing                            $44,486.16
Cash Transfer to Reserve Account           0.00
  Total Collections Available
    for Debt Service              $4,749,665.47

Beginning Balance                $52,979,666.08   $51,124,646.19    $1,855,019.89
Interest Due                        $282,906.04      $272,664.78       $10,241.26
Interest Paid                       $282,906.04      $272,664.78       $10,241.26
Principal Due                     $4,322,153.46    $4,170,878.09      $151,275.37
Principal Paid                    $4,322,153.46    $4,170,878.09      $151,275.37

Ending Balance                   $48,657,512.62   $46,953,768.10    $1,703,744.52
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.2262799482     0.2263578794

Total Distributions               $4,605,059.50    $4,443,542.87      $161,516.63

Interest Shortfall                        $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00

Excess Servicing                    $144,605.97

Beginning Reserve Account Balance $4,318,461.84  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      ($17,866.37)
Ending Reserve Account Balance    $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1997


Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                     5               4                3              2               1
                                  Nov 1996        Dec 1996         Jan 1997       Feb 1997        Mar 1997

Beg. Pool Balance               $69,133,032.09  $65,493,264.29  $62,197,239.05  $58,639,688.25  $53,383,390.98

A) Loss Trigger:
Principal of Contracts
  Charged off                       $39,429.67      $44,376.01      $30,042.33      $49,517.63      $78,951.97
Recoveries                         $149,234.37      $60,818.33       $4,737.98     $114,217.45     $123,879.53

Total Charged off
  (Months 5,4,3)                   $113,848.01
Total Recoveries
  (Months 3,2,1)                    242,834.96
Net Loss/(Recoveries)
  for 3 Mos.                      ($128,986.95)(a)

Total Balance (Months 5,4,3)   $196,823,535.43(b)

Loss Ratio Annualized [(a/b)(12)]      -0.7864%

Trigger: Is Ratio> 1.5%                     No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                    $672,439.19     $607,180.87     $469,964.64
   As % of Beginning Pool Balance                                     1.08114%        1.03544%        0.88036%
   Three Month Average                                                1.02252%        1.18284%        0.99898%

Trigger: Is Average> 2.0%                   No

C) Noteholders Percent Trigger:         2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer